Exhibit 99.1

Kodak Reports Second-Quarter Revenue of $307 Million and Continued Growth in Key Product Lines

ROCHESTER, N.Y.--(BUSINESS WIRE)--August 8, 2019--Eastman Kodak Company (NYSE: KODK) today reported financial results for the second quarter 2019, including net earnings of $201 million on revenues of $307 million and continued growth in key product areas.

Highlights include:

  GAAP net earnings of $201 million for the quarter ended June 30, 2019, compared to GAAP net earnings of $4 million for the quarter ended June 30, 2018.
    Current quarter GAAP net earnings included a gain on the sale of the Company’s Flexographic Packaging Division of $207 million and a loss from continuing operations of $6 million.
  Revenues for Q2 2019 of $307 million compared to revenues for Q2 2018 of $332 million.
  Operational EBITDA for the quarter of negative $1 million compared to Operational EBITDA of negative $2 million in the prior-year period.
  Key product lines achieved strong year-over-year growth for the second quarter 2019:
    Volume for KODAK SONORA Process Free Plates grew by 25 percent.
    Annuity revenues for the KODAK PROSPER inkjet platform grew by 9 percent.
  The Company ended the quarter with a cash balance of $216 million.
  The Company closed on the issue and sale of $100 million aggregate principal amount of its 5.00% Secured Convertible Notes due 2021 to funds managed by Southeastern Asset Management.
  Concurrent with the closing of the Convertible Notes issuance, the Company repaid in full the approximately $83 million outstanding under its senior secured first lien term loan facility.

“Refinancing the remaining balance of our term debt was a critical step toward creating the foundation for future success,” said Jim Continenza, Kodak’s Executive Chairman. “Our priority is generating cash by better serving customers in our core print, film and advanced materials businesses and driving further cost efficiencies.”

For the quarter ended June 30, 2019, revenues decreased by approximately $25 million compared with the same period in 2018. Kodak ended the quarter with a cash balance of $216 million, down from the March 31, 2019 cash balance of $240 million.

“By refinancing our term debt, we have eliminated significant interest costs and strengthened our balance sheet,” said David Bullwinkle, Kodak’s CFO. “During the quarter we delivered continued strong performance in our key growth areas of SONORA Process Free Plates and in PROSPER inkjet annuities. Our goal is to build on that momentum and generate cash.”

Revenue and Operational EBITDA Q2 2019 vs. Q2 2018

($ millions)

Q2 2019 Actuals	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$207	$29	$14	$54	$-	$3	$307
Operational EBITDA *	$7	$(3)	$-	$(2)	$(3)	$-	$(1)

Q2 2018 Actuals	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$227	$33	$16	$53	$1	$2	$332
Operational EBITDA *	$6	$1	$1	$(5)	$(4)	$(1)	$(2)

Q2 2019 vs. Q2 2018 Actuals B/(W)	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$(20)	$(4)	$(2)	$1	$(1)	$1	$(25)
Operational EBITDA *	$1	$(4)	$(1)	$3	$1	$1	$1

Q2 2019 Actuals on constant currency ** vs. Q2 2018 Actuals B/(W)	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$(13)	$(3)	$(2)	$2	$(1)	$1	$(16)
Operational EBITDA *	$-	$(3)	$(1)	$3	$1	$1	$1

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2018 foreign exchange impact using average foreign exchange rates for the three months ended June 30, 2018, rather than the actual exchange rates in effect for the three months ended June 30, 2019.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2018 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; Kodak’s ability to discontinue, sell or spin-off certain businesses or operations or otherwise monetize assets; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this second-quarter 2019 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended June 30, 2018, rather than the actual exchange rates in effect for the three months ended June 30, 2019.

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA for the three months ended June 30, 2019 and 2018, respectively:

(in millions)
	Q2 2019	Q2 2018	$ Change
Net Income	$201	$4	$197
Depreciation and amortization	14	19	(5)
Restructuring costs and other (1)	2	2	-
Stock based compensation	2	1	1
Consulting and other costs (2)	2	4	(2)
Idle costs (3)	2	-	2
Other operating expense (income), net, excluding income from transition services agreement (4)	2	(2)	4
Interest expense (1)	5	2	3
Pension income excluding service cost component (1)	(26)	(32)	6
Other charges, net (1)	-	1	(1)
Income from discontinued operations, net of income tax (1)	(207)	(1)	(206)
Provision for income taxes (1)	2	-	2
Operational EBITDA	$(1)	$(2)	$1

Footnote Explanations:

  As reported in the Consolidated Statement of Operations.
  Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives.
  Consists of third-party costs such as security, maintenance and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
  $2 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in the quarter and year-to-date period ended June 30, 2019. The income was reported in Other operating income, net in the Consolidated Statement of Operations. Other operating income, net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended June 30,
	2019	2018
Revenues
Sales	$240	$261
Services	67	71
Total revenues	307	332
Cost of revenues
Sales	218	237
Services	47	50
Total cost of revenues	265	287
Gross profit	42	45
Selling, general and administrative expenses	54	59
Research and development costs	11	12
Restructuring costs and other	2	2
Other operating income, net	—	(2)
Loss from continuing operations before interest expense, pension income excluding service cost component, other charges, net, and income taxes	(25)	(26)
Interest expense	5	2
Pension income excluding service cost component	(26)	(32)
Other charges, net	—	1
(Loss) earnings from continuing operations before income taxes	(4)	3
Provision for income taxes	2	—
(Loss) earnings from continuing operations	(6)	3
Income from discontinued operations, net of income taxes	207	1
Net Income	$201	$4

The notes accompanying the financial statements contained in the Company’s second quarter 2019 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$216	$246
Trade receivables, net of allowances of $8 and $9, respectively	204	232
Inventories, net	251	236
Other current assets	57	51
Current assets held for sale	1	113
Total current assets	729	878
Property, plant and equipment, net of accumulated depreciation of $443 and $422, respectively	229	246
Goodwill	12	12
Intangible assets, net	56	60
Operating lease right-of-use assets	44	-
Restricted cash	19	11
Deferred income taxes	154	160
Other long-term assets	188	144
TOTAL ASSETS	$1,431	$1,511

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable, trade	$156	$149
Short-term borrowings and current portion of long-term debt	2	396
Current portion of operating leases	26	-
Other current liabilities	198	213
Current liabilities held for sale	—	20
Total current liabilities	382	778
Long-term debt, net of current portion	104	5
Pension and other postretirement liabilities	365	379
Operating leases, net of current portion	28	-
Other long-term liabilities	192	179
Total liabilities	1,071	1,341

Commitments and Contingencies (Note 10)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	177	173

Equity (Deficit)
Common stock, $0.01 par value	—	—
Additional paid in capital	612	617
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(12)	(200)
Accumulated other comprehensive loss	(408)	(411)
Total shareholders' equity (deficit)	183	(3)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)	$1,431	$1,511

The notes accompanying the financial statements contained in the Company’s second quarter 2019 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media:
Nick Rangel, Kodak, +1 585-615-0549, nicholas.rangel@kodak.com

Investors:
Bill Love, Kodak, +1 585-724-4053, shareholderservices@kodak.com